Exhibit 99.1

AGEAGLE AERIAL SYSTEMS, INC .

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of AgEagle Aerial Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AgEagle Aerial Systems, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017. In our opinion, the financial statements present fairly, in all material respects, the financial position of AgEagle Aerial Systems, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Palm Beach Gardens, Florida

March 27, 2018

D. Brooks and Associates CPA’s, P.A. 4440 PGA Blvd., Suite 104, Palm Beach Gardens, FL 33410 – (561) 429-6225

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AGEAGLE AERIAL SYSTEMS, INC.
Balance Sheets

	As of December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$35,289	$15,887
Accounts receivable, net	255	18,886
Inventories, net	158,632	148,404
Prepaid expense	3,384	2,156
Notes receivable	75,000	—
Total current assets	272,560	185,333

Property and equipment, net	38,703	44,380

Total assets	$311,263	$229,713

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$426,154	$76,425
Accrued expenses	59,354	127,063
Accrued interest	185,335	79,019
Payroll liabilities	5,521	13,818
Convertible notes payable	1,160,005	800,000
Promissory note – related party	131,050	30,000
Total current liabilities	1,967,419	1,126,325
Total liabilities	1,967,419	1,126,325

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,200,000 shares issued and outstanding	420	420
Additional paid-in capital	1,939,832	1,902,161
Accumulated deficit	(3,596,408)	(2,799,193)
Total stockholders’ deficit	(1,656,156)	(896,612)
Total liabilities and stockholders’ deficit	$311,263	$229,713

The accompanying notes are an integral part of the financial statements.

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AGEAGLE AERIAL SYSTEMS, INC.

Statements of Operations

	Years Ended December 31,
	2017	2016

Revenues	$116,035	$373,324
Cost of revenues	111,811	338,244
Gross Profit	4,224	35,080

Operating Expenses:
General and administrative	250,168	363,787
Professional fees	402,706	554,043
Consulting fees – related party	7,992	694,356
Research and development	10,221	7,019
Total operating expenses	671,087	1,675,545
Loss From Operations	(666,863)	(1,640,465)

Other Income (Expenses):
Interest expense	(142,810)	(53,575)
Dealer termination expenses	12,458	(114,728)
Loss on disposal of fixed assets	—	(3,747)
Total other expenses net	(130,352)	(172,050)
Loss before income taxes	(797,215)	(1,812,515)
Provision for income taxes	—	—
Net Loss	$(797,215)	$(1,812,515)

Net Loss per Share – Basic and Diluted	$(0.19)	$(0.44)

Weighted Average Number of Shares Outstanding During the Period – Basic and Diluted	4,200,000	4,099,167

The accompanying notes are an integral part of the financial statements.

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AGEAGLE AERIAL SYSTEMS, INC.
Statement of Changes in Stockholders’ Deficit
For The Years Ended December 31, 2017 and 2016

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2015	3,500,000	$350	$707,873	$(986,678)	$(278,455)
Sales of common stock	200,000	20	499,980	—	500,000
Issuance of common stock for consulting services-related party	500,000	50	555,506	—	555,556

Issuance of stock options for consulting services-related party	—	—	138,802	—	138,802
Net loss	—	—	—	(1,812,515)	(1,812,515)
Balance at December 31, 2016	4,200,000	420	1,902,161	(2,799,193)	(896,612)

Issuance of employee and director stock options	—	—	6,397	—	6,397
Stock compensation period costs	—	—	22,192	—	22,192
Warrants issued with convertible promissory note	—	—	9,082	—	9,082
Net loss	—	—	—	(797,215)	(797,215)
Balance at December 31, 2017	4,200,000	$420	$1,939,832	$(3,596,408)	$(1,656,156)

The accompanying notes are an integral part of the financial statements.

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AGEAGLE AERIAL SYSTEMS, INC.
Statements of Cash Flows

	Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(797,215)	$(1,812,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of fixed assets	—	3,747
Depreciation	18,453	22,549
Issuance of stock options for consulting services-related party	—	138,802
Issuance of employee and director stock options	6,397	—
Stock compensation expenses	22,192	—
Warrants issued with convertible promissory note	9,082	—
Accretion for debt discounts, warrants and issuance costs	25,000	—
Issuance of common stock for consulting services-related party	—	555,556
Changes in assets and liabilities:
Accounts receivable	18,631	25,903
Prepaid expense	(1,228)	(88)
Inventories	(10,228)	(6,275)
Accounts payable	349,729	7,346
Accrued expenses	(67,709)	114,570
Accrued interest	106,315	53,575
Accrued payroll liabilities	(8,297)	—
Net cash used in operating activities	(328,878)	(896,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed asset	—	2,841
Issuance of note receivable	(75,000)	—
Purchases of property and equipment	(12,775)	—
Net cash (used in) provided by investing activities	(87,775)	2,841

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of convertible notes payable	335,005	300,000
Issuance of promissory note – related party	101,050	30,000

Sale of common stock	—	500,000
Net cash provided by financing activities	436,055	830,000

Net increase (decrease) in cash	19,402	(63,988)
Cash at beginning of year	15,887	79,875
Cash at end of year	$35,289	$15,887

The accompanying notes are an integral part of the financial statements.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 1 – Description of Business

AgEagle Aerial Systems, Inc. (the “Company” or “AgEagle”), headquartered in Neodesha, Kansas, was organized in 2011 as Solutions by Chilcott, LLC, a Kansas company. The Company began operations in 2011, building composite parts for truck companies, and in 2012, moved into advanced composite parts as a Tier 1 vendor to the U.S. government manufacturing micro wind turbine blades. The Company then worked with a research project at Kansas State University (“KSU”) that was trying to use model airplanes to monitor and analyze crops. During the initial phase of the project, KSU and the Company came to the conclusion that this business opportunity would be better as its own entity, so the project was taken on by Solutions by Chilcott, LLC. Solutions by Chilcott, LLC was converted into AgEagle Aerial Systems, Inc., a Nevada Corporation, on April 22, 2015. The Company develops and manufactures unmanned aerial vehicles (“UAV”) for sale to the precision agriculture industry. The Company’s products include the AgEagle RX-60 and RX-48 Systems. The Company primarily sells products in the United States but also in Canada and Australia, through one exclusive distributor in the agricultural industry.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for bad debt, warranty and dealer termination costs, obsolete inventory, valuation of stock based compensation and the valuation of deferred tax assets. Therefore, the determination of estimates requires the exercise of judgment.

Fair Value of Financial Instruments – Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, convertible debt, accounts payable and accrued expenses approximates their recorded values due to their short-term maturities.

Cash and Cash Equivalents – Cash and cash equivalents includes any highly liquid investments with an original maturity of three months or less.

Receivables and Credit Policy – Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Terms with our distributor allow for payment terms of 45 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The Company generally does not charge interest on overdue customer account balances. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company determined that no allowance was necessary as of December 31, 2017 and 2016.

Inventories – Inventories, which consist of raw materials, finished goods and work-in-process, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. Cost components include direct materials and direct labor, as well as in-bound freight. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation primarily includes an analysis of forecasted demand in relation to the inventory on hand, among consideration of other factors. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. Based upon the evaluation, provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the respective inventories. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from the amounts that the Company may ultimately realize upon the disposition of inventories if future economic conditions, customer inventory levels, product discontinuances, sales return levels or competitive conditions differ from the Company’s estimates and expectations.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies – Continued

Provisions for Inventory Obsolescence – The Company recorded a provision for estimated obsolescence and shrinkage of inventory in 2017 of $15,369. Our estimates consider the cost of inventory, forecasted demand, the estimated market value, the shelf life of the inventory and our historical experience. During 2016, during our inventory observations we recorded permanent adjustments for all inventory considered to be obsolete. If demand for a product declines or a change in the features of our products changes the components required to build it is reasonably likely that circumstances may cause the estimate to change, which would result in additional charges to net income.

Research and Development – The Company expenses in the period incurred research and development costs, which totaled $10,221 and $7,019 for the years ended December 31, 2017 and 2016, respectively.

Property and Equipment – Property and equipment are recorded at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are recorded at cost and amortized on a straight- line basis over the shorter of their estimated lives or the remaining lease term. Significant renewals and betterments are capitalized. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are reflected in the statements of operations.

Shipping Costs – Shipping costs, which total $5,648 and $12,088, respectively, for the years ended December 31, 2017 and 2016, are recorded as cost of revenue and any amounts billed to customers for shipping costs, which total $5,648 and $12,088, respectively, for the years ended December 31, 2017 and 2016, are recorded as revenue.

Revenue Recognition and Concentration – The Company recognizes revenues for the sale of its products in the period when persuasive evidence of an arrangement with a customer, distributor or dealer exists, product delivery and acceptance have occurred and title has transferred to the customer, dealer or the distributor, the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured.

The Company generally ships FOB Shipping Point terms. Shipping documents are used to verify delivery and customer acceptance. The Company assesses whether the sales price is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund. The Company assesses collectability based on the creditworthiness of the customer as determined by evaluations and the customer’s payment history. Additionally, dealers are required to place a deposit on each drone ordered. The Company has executed various dealer agreements, including one significant non-exclusive worldwide distributor agreement in 2016 whereby the dealers agreed to purchase AgEagle drones and other related products. Under the terms of the dealer agreements except the one significant worldwide distributor agreement, the dealers take ownership of the products, with no right of return, and the Company deems the items sold upon release of shipment to the dealer. The non-exclusive worldwide distributor has the right of return within twelve months of purchase up to a certain percentage of the annual sales volume less a restocking fee.

Sales concentration information for customers comprising more than 10% of our total net sales such customers is summarized below:

	Percent of total sales for period ended December 31,
Customers	2017	2016
Customer A	20.1%	81.4%

There were no accounts receivable due to Customer A as of December 31, 2017, however there was $13,577 due to Customer A at December 31, 2016.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies – Continued

Advertising costs – Advertising costs are expensed as incurred. Advertising costs amounted to $11,775 and $10,257 for the years ended December 31, 2017 and 2016, respectively.

Earnings Per Share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to warrants, options and convertible instruments.

Potentially Dilutive Securities – Options, warrants and convertible debt were all considered anti-dilutive for the year ended December 31, 2017 and 2016 due to net losses that the Company reported. The following table sets forth the securities that were not included for the year ended December 31, 2017 and 2016 in the diluted net loss per share calculation because their effect was anti-dilutive:

	2017	2016

Options	685,100	125,000
Warrants	500,000	-
Convertible Debt and Accrued Interest	661,594	415,444
Total Potentially Dilutive Securities	1,846,694	540,444

Income Taxes – The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes. This topic requires an asset and liability approach for accounting for income taxes.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2017 and 2016, the unrecognized tax benefit accrual was $0. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. All years are subject to Federal and state tax examinations by tax authorities.

Recently Issued Accounting Pronouncements – In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This updated guidance supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of ASU 2014-09 until December 15, 2017. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments: Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation and disclosure of financial statements. This guidance will be effective in the first quarter of fiscal year 2019 and early adoption is not permitted. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its consolidated financial statements.

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 AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies – Continued

In February 2016, FASB issued Account Standards Update 2016-02 – Leases (Topic 842) intended to improve financial reporting of leasing transaction whereby lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

In August 2016, the FASB issued Accounting Standards Updated 2016-15, “Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments” (ASU 2016-15). The standard addresses eight specific cash flow issues to reduce diversity in practice in how certain cash receipts and cash payments are presented on the Statements of Cash Flows. ASU 2016-15 is effective for the calendar year ending December 31, 2018. The amendments require a retrospective approach to adoption and early adoption is permitted, including in an interim period. The Company does not believe it will have a material impact.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 3 – Notes Receivable

In November 2017, AgEagle entered into a multi-agreement arrangement with Agribotix, LLC (“Agribotix”), headquartered in Boulder, Colorado, a leading agricultural information processing company providing actionable data to the agriculture industry.  Agribotix’s platform delivers agricultural intelligence to increase yields and profits using drone-enabled technologies. Agribotix was founded in 2013 by Dr. Tom McKinnon, its Chief Technology Officer.

AgEagle believes that developing a strong working relationship with Agribotix will benefit AgEagle and its shareholders in developing important vertically integrated products and services.  Agribotix’s primary product is FarmLens™, a subscription cloud analytics service that processes data, primarily collected with a drone such as AgEagle’s, and makes such data usable by farmers and agronomists. FarmLens is currently sold by Agribotix as a subscription and offered either standalone or in a bundle with major drone platforms manufactured by leading drone providers like AgEagle, DJI, and senseFly.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 3 – Notes Receivable – Continued

Agribotix extends the reach of its FarmLens platform by partnering with and directly integrating into offerings by leading agricultural companies like John Deere’s Operations Center and The Climate Corporation’s FieldView.  To date, Agribotix has processed agricultural imagery for over 50 different crop types from over 50 countries around the world.

The agreements reached between AgEagle and Agribotix include:

•	Dealer Agreement whereby AgEagle appointed Agribotix as a non-exclusive dealer of AgEagle’s products on a worldwide, best efforts basis. The term of the agreement is for twelve months with marketing and sales commencing on or after January 1, 2018, and automatically renews for one-year periods unless otherwise terminated. Either party may terminate the agreement with 30 days written notice. Both parties agree to provide standard reporting and support services. Agribotix is required to maintain proper insurance and is obligated to standard confidentiality clauses. AgEagle has the right to audit Agribotix on an annual basis for its business under this agreement. Both parties agreed to standard indemnification clauses.

•	Distribution and Resale Agreement whereby Agribotix appointed AgEagle as a non-exclusive distributor of Agribotix products and analytic services including FarmLens on a worldwide, best efforts basis. The term of the agreement is for twelve months and automatically renews for one-year periods unless otherwise terminated. Either party may terminate the agreement with 90 days written notice. Both parties agree to provide standard reporting and support services. AgEagle is required to maintain proper insurance and is obligated to standard confidentiality clauses. Both parties agree to standard indemnification clauses.

•	Exchange Agreement whereby, to further align interests between the parties, AgEagle has agreed to exchange shares of the Company’s common stock it receives in the Merger equal to an aggregate value of $1,000,000 for 20% of the equity membership interests of Agribotix. This Exchange Agreement may be terminated by either party based on further due diligence of the parties, or in the instance that the Merger does not close. The shares of EnerJex that would be issued to Agribotix at the closing of the Merger would not affect the Merger exchange ratio, and therefore would not be additionally dilutive to EnerJex shareholders.

•	As part of the signing of the exchange agreement two promissory notes for $50,000 and $25,000 with a 6% per annum interest payable were executed between Agribotix and AgEagle in exchange for exclusive dealing until the later of 120 days after the signing date, or the termination date as defined per the exchange agreement. The principal amount of the promissory notes (and all accrued interest) shall be due and payable on demand but not earlier than March 31, 2018; provided however, if the merger agreement (the “Merger Agreement”) between AgEagle and Agribotix has been signed and is pending closing as of the maturity date, such date shall be extended until the merger agreement has either been closed or has terminated in accordance with its terms. As of December 31, 2017 the Company has recorded interest income and receivable for both notes of $616.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 4 – Property and Equipment

Property and equipment consist of the following at December 31:

	2017	2016

Furniture and equipment	$108,664	95,888
Less accumulated depreciation	(69,961)	(51,508))
	$38,703	$44,380

Depreciation expense for the years ended December 31, 2017 and 2016 was $18,453 and $22,549, respectively.

Note 5 – Debt

Convertible Promissory Notes

On May 6, 2015, the Company closed a private placement pursuant to a subscription agreement whereby two institutional investors (the “2015 Holders”) purchased convertible notes having an aggregate principal amount of $500,000, convertible into common stock of the Company at $2.00 per share (adjusted from $1.00 per share due to stock-split) and maturing on November 6, 2016. Interest on the notes accrues at a rate of 8% annually and is payable quarterly. It was determined that there were no aggregate beneficial conversion features. On or about March 4, 2016, the Company and the 2015 Holders entered into extension and modification agreements whereby the 2015 Holders agreed to extend the maturity date of the notes to November 6, 2016 and permanently waive all rights and remedies, of whatever nature, with respect to the various defaults that occurred under this subscription agreement and notes, including, without limitation, (i) the Company’s failure to become a public SEC reporting company on or before September 30, 2015, (ii) the Company’s failure to pay interest on the notes, and (iii) modifying and waiving certain participation rights in future financings. For the year ended December 31, 2017 and 2016, the Company recorded $40,000 and $40,000 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $105,444.

On June 6, 2016, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor (the “2016 Holder”) purchased a convertible note having a principal amount of $300,000, convertible into common stock of the Company at $3.00 per share and maturing on June 30, 2017. Interest on the notes accrues at a rate of 8% annually and is payable quarterly. It was determined that there were no aggregate beneficial conversion features. For the years ended December 31, 2017 and 2016 the Company recorded interest expense of $ 24,000 and $13,467 respectively. As a result of non-payment of the interest due the Company has accrued interest as of December 31, 2017 of $37,467.

On or about February 2, 2017, the Company, the 2015 Holders and the 2016 Holder entered into a consent and waiver agreement whereby such holders, as applicable, agreed to permanently waive all rights and remedies, of whatever nature, with respect to the defaults that occurred under all of the subscription agreements and notes, including, without limitation, (i) the Company’s failure to become a public SEC reporting company on or before September 30, 2016, and (ii) waiving certain participation rights in future financings, most favored nation rights, and restrictions on future issuances of Company securities. In addition, on March 24, 2017, the Company and the 2016 Holder entered into a modification agreement whereby the Company agreed to accrue and pay interest to the 2016 Holder on the aggregate unconverted and then outstanding principal amount of the note issued in 2016 at a rate of 8% per annum, irrespective of any late fees that may be (or have been) incurred in connection with such failure, payable on the earlier of the newly extended maturity date of November 6, 2017 or the date the Company becomes a public SEC reporting company. The Company is currently in discussions to extend the maturity date through the closing of the merger agreement.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 5 – Debt – Continued

On February 3, 2017, the Company closed a private placement pursuant whereby a bridge loan (the “2017 Note A”) agreement was executed with an accredited investor (the “2017 Holder Note A”) to purchase a convertible promissory note with an aggregate principal amount of $175,000, an original issue discount of $25,000, convertible into common stock of the Company at $2.50 per share and maturing 90 days following issuance, or May 4, 2017. After payment of a finder’s fee and other expenses, the Company received net proceeds of $101,250. In addition, the Company also issued to the 2017 Holder Note A warrants to purchase 200,000 shares of the Company’s common stock at an exercise price per share of $2.50. To the extent the entire unpaid principal balance of the note is not paid in full on the maturity date, (i) interest on the unpaid principal balance will accrue from the maturity date at the rate of 18% per annum, and will continue until the date the note is paid in full, and (ii) the Company will issue to the 2017 Holder Note A an additional warrant to purchase 100,000 shares of common stock for each ninety (90) calendar day period that the unpaid principal balance of the note and any accrued interest is not paid in full by such date. The Company has not paid the unpaid balance thereby resulting in a default of the loan and additional warrants to purchase 200,000 shares of common stock issued as of December 31, 2017.

The Company determined the fair value of the warrants to be $5,070 and based on their relative fair values, $4,927 was allocated to the warrant. It was determined that there were no aggregate beneficial conversion features. The fair value of the warrants was determined using the Black-Scholes-Merton valuation model and the following assumptions: volatility – 74.80%, risk free rate – 2.27%, dividend rate – 0.00%.  The amount allocated to the warrants was recorded as a discount against the 2017 Note A, with offsetting entry to additional paid-in capital. The warrant expense has been fully amortized into interest expense over the term of the 2017 bridge loan.

Due to the default of the loan, an additional warrant to purchase 100,000 shares of common stock was issued on August 1, 2017. The fair value of the warrant $1,938 was determined using the Black-Scholes-Merton valuation model and was fully expensed as of December 31, 2017. The following are the assumptions used to determine the fair value of the warrants: volatility – 77.67%, risk free rate – 2.05%, dividend rate – 0.00%.  The amount allocated to the warrants was recorded as a discount against the 2017 Note A, with offsetting entry to additional paid-in capital.

Due to the default of the loan, an additional warrant to purchase 100,000 shares of common stock was issued on November 1, 2017. The fair value of the warrant $2,217 was determined using the Black-Scholes-Merton valuation model and was fully expensed as of December 31, 2017. The following are the assumptions used to determine the fair value of the warrants: volatility – 80.41%, risk free rate – 2.22%, dividend rate – 0.00%.  The amount allocated to the warrants was recorded as a discount against the 2017 Note A, with offsetting entry to additional paid-in capital.

On July 2017, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor purchased a convertible note having a principal amount of $100,005, (the “2017 Note B”) convertible into common stock of the Company at $2.00 per share and maturing on February 28, 2018. Interest on the note accrues at a rate of 8% annually payable upon maturity. It was determined that there were no aggregate beneficial conversion features. For the twelve months ended December 31, 2017, the Company recorded $3,778 of interest expense. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $3,778.

On September 2017, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor purchased a convertible note having a principal amount of $35,000, (the “2017 Note C”) convertible into common stock of the Company at $2.00 per share and maturing on February 28, 2018. Interest on the note accrues at a rate of 8% annually payable upon maturity. It was determined that there were no aggregate beneficial conversion features. For the twelve months ended December 31, 2017, the Company recorded $731 of interest expense. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $731.

On October 2017, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor purchased a convertible note having a principal amount of $50,000, (the “2017 Note D”) convertible into common stock of the Company at $2.00 per share and maturing on February 28, 2018. Interest on the note accrues at a rate of 8% annually payable upon maturity. It was determined that there were no aggregate beneficial conversion features. For the twelve months ended December 31, 2017, the Company recorded $811 of interest expense. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $811.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 5 – Debt – Continued

Promissory Note – Related Party

On December 15, 2016, the Company issued a promissory note with an aggregate principal amount of $30,000 to a related party. On January 24, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $30,000 to the same related party. On June 14, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $16,050 to the same related party. All three promissory notes (the “Related Party Notes A”) accrue interest at an annual rate of 2% and matured on November 6, 2017. On or about August 1, 2017, the Company and the related party promissory note A holders entered into extension and modification agreements whereby they agreed to extend the maturity date of the Related Party Notes A to February 28, 2018, added a conversion feature whereby the debt can be converted into common stock of the Company at $2.00 per share and amended the interest rate on the note retroactively to accrue at a rate of 8% annually. It was determined that there were no aggregate beneficial conversion features. For the three and twelve months ended December 31, 2017 the Company recorded $1,555 and $5,420 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $5,853.

On March 5, 2017, the Company issued a promissory note with an aggregate principal amount of $10,000 to a related party. On May 15, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $10,000 to the same related party. On June 15, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $32,000 to the same related that is part of management of the Company. On July 25, 2017, the Company issued a 4th promissory note with an aggregate principal amount of $3,000 to the same related that is part of management of the Company with the amended terms agreed to on August 1, 2017 per the modification agreement. The promissory notes (the “Related Party Notes B”) accrue interest at an annual rate of 2% and matured on November 6, 2017. On or about August 1, 2017, the Company and the related party promissory note B holders entered into extension and modification agreements whereby they agreed to extend the maturity date of the Related Party Notes B to February 28, 2018, added a conversion feature whereby the debt can be converted into common stock of the Company at $2.00 per share and amended the interest rate on the note retroactively to accrue at a rate of 8% annually. It was determined that there were no aggregate beneficial conversion features. For the three and twelve months ended December 31, 2017 the Company recorded $1,124 and $2,684 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of December 31, 2017 of $2,684.

Note 6 – Income Taxes

Prior to April 15, 2015, AgEagle Aerial Systems, Inc. was treated as a disregarded entity for income tax purposes. Income taxes, if any, were the responsibility of the sole member. In April 2015, the Company was converted to a corporation.

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes which requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At December 31, 2017 and 2016, the total of all deferred tax assets was $904,293 and $663,676, respectively. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets the Company has established a valuation allowance of $904,293 and $1,081,902 for the years ended December 31, 2017 and 2016, respectively. The change in the valuation allowance for the years ended December 31, 2017 and 2016 was $192,162 and $663,676, respectively.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act decreases the U.S. corporate federal income tax rate from a maximum of 35% to a flat 21% effective January 1, 2018. The impact of the re-measurement on the Corporation’s net deferred tax asset, as of December 31, 2017, was an approximately $103,638 decrease in deferred tax assets, with a corresponding decrease in the Company’s valuation allowance, and no impact on income tax expense. The Act also includes a number of other provisions including, among others, the elimination of net operating loss carrybacks and limitations on the use of future losses, the repeal of the Alternative Minimum Tax regime and the repeal of the domestic production activities deduction. These provisions are not expected to have a material effect on the Corporation.

Given the significant complexity of the Act and anticipated additional implementation guidance from the Internal Revenue Service, further implications of the Act may be identified in future periods.

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AEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 6 – Income Taxes – Continued

The components of income tax benefit for the years ended December 31, 2017 and 2016 consist of the following:

	2017	2016
Deferred tax benefit:
Federal	$(167,029)	$(615,857)
State	(25,133)	(47,819)
Increase in valuation allowance	$(192,162)	$(663,676)

A reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company’s effective rate for the years ended December 31 is as follows:

	2017		2016
	Amount	Rate	Amount	Rate
Computed tax at the expected statutory rate	$(271,053)	34.00%	$(616,255)	34.00%
State and local income taxes, net of federal	(25,134)	2.64	(47,819)	2.64
Other non-deductible expenses	387	(0.02)	398	(0.02)
Change due to impact of tax rates	103,638	(13.00)
Change in valuation allowance	192,162	(23.62)	663,676	(36.62)
Income tax benefit	$—	0.00%	$—	0.00%

The temporary differences, tax credits and carryforwards that gave rise to the following deferred tax assets at December 31 is as follows:

	2017	2016
Deferred tax assets:
Depreciation	$4,458	$5,815
Interest	38,629	19,630
Stock options for consulting services employees and directors	5,363	-
Stock options for consulting services-related party	51,878	76,332
Common stock for consulting services-related party	302,000	458,000
Warrant expense	2,194	-
Net operating loss carryforward	499,771	552,125
Total Deferred tax assets	904,293	1,081,902
Valuation allowance	(904,293)	(1,081,092)
Net Deferred tax assets	$—	$—

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 7 – Equity

Issuance of Common Stock and Stock Split

From inception through April 10, 2015, the Company was a member-managed limited liability company (LLC) solely owned by its Chief Executive Officer. On April 22, 2015, the Company issued 3,500,000 shares of common stock to its sole member upon conversion of the Company from an LLC to a corporation.

On February 25, 2016, the Company signed a Securities Purchase Agreement with its worldwide exclusive distributer partner whereby the Company agreed to sell 200,000 shares of Common Stock for $500,000, and a representative of the purchaser of the common stock will be appointed to the Board of Directors of the Company.

On February 22, 2016, the Company issued 500,000 shares of the Company’s common stock to a related party in connection with the strategic consulting agreement executed in March 2015 for service to be rendered over eighteen months. The value of the shares was based on the estimated fair value of the stock based on the most recent sales price of our stock on February 25, 2016 since there was no dis-incentive for non-performance. As of December 31, 2016 all expense related to this agreement was recorded through the end of the contract term.

On June 7, 2016, the Company effected a 1-for-2 reverse stock split of its common stock. The financial statements give a retrospective effect to the reverse stock split.

Stock Options

The Company has an Employee, Director and Consultant Stock Option Plan that has 1,000,000 shares authorized. In June 2016, the Board authorized the issuance of 724,181 options to employees and directors to be issued in connection with the public offering. As a result of the public offering not being completed the options were forfeited during the year ended December 31, 2016, resulting in no compensation expense. Stock options typically vest over a three-year period and have a life of ten years from the date granted. On October 4, 2017, the Company issued options to purchase 560,100 shares of common stock to employees and directors that were approved by the board at an exercise price of $0.10 per share. The Company recorded $22,192 of stock-based compensation expense in 2017 in connection with the issuance of the options to employees and directors.

On March 1, 2015, the Company entered into a strategic consulting agreement with a related party and granted 125,000 stock options exercisable over five years from the grant date at an exercise price per share of $2.60. On October 4, 2017, the Company held a board meeting to approve the modification of the existing 125,000 options to purchase common stock from an exercise price of $2.60 to $0.10. The Company compared the fair value of the options immediately prior to the modification to their fair value immediately after the modification and determined that the option holders received incremental compensation of $6,397, of which the full amount of $6,397 was related to fully vested options and recognized as expense on the date of modification.

The fair value of options granted were determined using the Black-Scholes option valuation model and a revaluation was performed at each reporting period through August 2017 which represented the expiration of the consulting agreement. The expected term of options granted is based on the simplified method in accordance with Securities and Exchange Commission Staff Accounting Bulletin 107, and represents the period of time that options granted are expected to be outstanding. The Company makes assumptions with respect to expected stock price volatility based on the average historical volatility of peers with similar attributes. In addition, the Company determines the risk free rate by selecting the U.S. Treasury with maturities similar to the expected terms of grants, quoted on an investment basis in effect at the time of grant for that business day.

The significant weighted average assumptions relating to the valuation of the Company’s stock options for the years ended December 31, 2017 and 2016 were as follows:

	December 31, 2017	December 31, 2016
Dividend yield	0%	0%
Expected life	3.04 to 6.25 yrs.	4.38 to 4.79 yrs.
Expected volatility	74.80 to 80.41%	47.09 to 92.34%
Risk-free interest rate	1.89 to 2.33%	1.01 to 1.21%

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 7 – Equity – Continued

A summary of the status of options activity at December 31, 2017, and changes during the year then ended is as follows:

	For the Year Ended December 31, 2017
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at beginning year	125,000	$0.10	4.0 years	$—
Granted	560,100	0.10	10.0 years	—
Outstanding at end of the year	685,100	0.10	8.5 years	$—
Exercisable at end of the year	440,056	$0.10	7.85 years	$—

For options granted or modified in 2017, the fair value of the Company’s stock used in estimating the fair value of the stock options was estimated using a discounted cash flow method and recent sales of its common stock.

A summary of the status of options activity at December 31, 2016, and changes during the year then ended is as follows:

	For the Year Ended December 31, 2016
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at beginning year	125,000	$2.60	5.0 years	$—
Granted	724,181	—	—	—
Canceled/Expired/Forfeited	(724,181)	—	—	—
Outstanding at end of the year	125,000	$2.60	4.0 years	$—
Exercisable at end of the year	125,000	$2.60	4.0 years	$—

For options granted or modified in 2016, the fair value of the Company’s stock used in estimating the fair value of the stock options was estimated using a discounted cash flow method and recent sales of its common stock.

The total intrinsic value of options exercised as of December 31, 2016 and 2015 was $0. Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at December 31, 2016 (for outstanding options), less the applicable exercise price.

During the years 2016, the Company recorded $138,802 respectively, of non-cash compensation expense related to the vested stock options issued to a related party consultant.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 8 – Warrants to Purchase Common Stock

The total intrinsic value of options as of December 31, 2017 was $0. Intrinsic value is measured using the fair value at the date of exercise (for shares exercised) or at December 31, 2017 (for outstanding options), less the applicable exercise price.

During the year ended December 31, 2017, the Company issued, in connection with the issuance of debentures, warrants to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $2.50. All warrants outstanding as of December 31, 2017 are scheduled to expire February 2, 2024 and August 2, 2024.

The grant-date fair value of warrants is estimated using the BSM valuation model.  The per share weighted average fair value of the warrants granted during 2017 was $0.17 and was determined using the following assumptions:  expected price volatility 74.80% to 80.41%, risk-free interest rate ranging between 2.05% to 2.27%, zero expected dividend yield, and 7.0-year life of warrants.  The Company makes assumptions with respect to expected stock price volatility based on the average historical volatility of peers with similar attributes. In addition, the Company determines the risk-free rate by selecting the U.S. Treasury with maturities similar to the expected terms of grants, quoted on an investment basis in effect at the time of grant for that business day. The fair value of the Company’s stock used in estimating the fair value of the stock options was estimated using a discounted cash flow method.

A summary of activity related to warrants for the year ended December 31, 2017 is as follows:

	Shares	Weighted- Average Exercise Price ($)	Weighted-Average Remaining Contractual Term
Outstanding at December 31, 2016	—	$—	—
Issued	500,000	$2.50	6.60
Outstanding at December 31, 2017	500,000	$2.50	6.40

Exercisable at December 31, 2017	500,000	$2.50	6.40

Note 9 – Commitments and Contingencies

Operating Leases

The Company leased office space in Neodesha, Kansas for $100 a month from August 2014 to September 2015, $200 a month from October 2015 to September 2016, and $300 a month from October 2016 to December 31, 2017. The lease terminates on September 30, 2018 with no option to renew unless approved by the city commission. Rent expense was $3,900 and $2,578 for the years ended December 31, 2017 and 2016, respectively.

The future minimum lease payments for non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2017 are as follows:

Year ending December 31:	Lease Payments
2018	2,700
Thereafter	—
Total Minimum Lease Payments	$2,700

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 9 – Commitments and Contingencies – Continued

Service Agreements

On March 31, 2016, the Company signed a long-term agreement with a third party to deliver a cloud-based drone operations platform providing data processing and delivery, automated drone control airspace awareness, manned aircraft locations, weather overlays and redundancy of radio and cellular connection for the Company. Under this agreement, the third party will provide hardware and software availability, aerial map processing and hosting, and private labeling of all customer touch points. The costs of the subscriptions will be provided at a discounted rate from the standard pricing of the third party at least until December 30, 2020.

On January 10, 2017, the Company engaged the services of an institutional banker to act as an underwriter assisting the Company with listing its securities on a national stock exchange or other quotation system. In exchange, the Company will pay an underwriting discount equal to 10% of the aggregate price upon closing the offering. Also, at closing, for the price of $50, the Company will sell to the institutional banker a warrant to purchase shares of the Company’s common stock equal to 5% of the shares sold in the offering. The exercise price shall be 115% of the public offering price of the securities.

Exclusive Distribution Agreement

On February 17, 2016, the Company signed a long-term distribution agreement with a third party to be the worldwide exclusive distribution partner (“distributor”) for the Company. Under this agreement, the distributor will private label and purchase the Company’s fixed wing UAVs, exclusively for the agriculture markets over an initial term, for resale through their network of dealers worldwide. To maintain their exclusivity as a distributor, the third party is expected to attain certain sales thresholds over the course of the distribution agreement. The distributor also has the first right of refusal to be the exclusive or non-exclusive distributor of any future Company systems in the agricultural industry, including any multicopter, rotor wing or unmanned aerial spraying systems. Under the terms of the agreement, the Company agreed to terminate all existing dealer agreements, which triggered both the “Termination for Convenience” clause and the right of return clause in the existing dealer agreements. The dealer agreements stipulate that if any such dealer agreement is terminated by the Company without cause, the Company will, at the dealer’s option, repurchase any or all unsold drones in the dealer’s inventory or in transit to the dealer on the effective date of termination and any other marketing material. The purchase price for such unsold products and other material will be the actual net invoice price paid by dealer less any prior credits. The dealer will return the product undamaged and in merchantable condition.

On February 22, 2016, the Company entered into a dealer termination agreement with a certain dealer in relation to its exclusive distributor agreement for Canada. The parties mutually agreed that the Company will pay the dealer installments through September 1, 2016, totaling $100,000 for the termination of the dealer’s exclusive distributor agreement. As of December 31, 2017, there is no remaining accrual as the dealer termination installments obligations have been fully satisfied. As of December 31, 2016, the Company has recorded the termination costs of $100,000 in other expense and had accrued a remaining payment due to the dealer of $20,000. In 2017, the obligation was fully satisfied and as result no further accrual was needed as of December 31, 2017.

As of December 31, 2016, three UAV’s have been returned and seventeen units have been converted to include components from the newer models. As a result, management determined that termination costs of $74,715 were recorded in other expense for the year ended December 31, 2016 and a remaining accrual of $18,365 remained for one pending dealer return and the conversion of four units.

As of December 31, 2017, three UAVs were returned and approximately twenty-one units have been converted to include components from the newer models. At this time management has determined that all the U.S. former dealers based on their right of return clause have been properly account for and completed therefore no expense was recorded for the year ended December 31, 2017 and there is no remaining liability either.

The Company provides a one-year warranty for all units sold to a customer through their exclusive dealer agreement that is included in the price of the product. Based on historical experience, the Company has recorded as an estimate for the warranty accrual expense of $248 in 2017 and $4,398 in 2016 which represents approximately 1% of sales revenue for the year. The warranty accrual will remain until the product contractual warranty period is over or the Company is required to perform product maintenance on the product as contractually required.

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AGEAGLE AERIAL SYSTEMS, INC.

Notes to Financial Statements

Note 9 – Commitments and Contingencies – Continued

Merger Agreement

On October 19, 2017, the Company entered into Agreement and Plan of Merger (the “Merger Agreement”) with EnerJex Resources, Inc., (NYSE American: ENRJ) and AgEagle Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into AgEagle, Merger Sub will cease to exist and AgEagle will survive as a wholly-owned subsidiary of the Company (the “Merger”). The respective boards of directors of EnerJex and AgEagle have approved the Merger Agreement and the transactions contemplated thereby. Upon completion of the Merger transaction, EnerJex’s Common and Series A Preferred shareholders will own approximately 15% of the combined company.

Note 10 – Related Party Transactions

The following reflects the related party transactions during the years ended December 31, 2017 and 2016.

Consulting Agreement

On March 1, 2015, the Company entered into a strategic consulting agreement to assist it with raising capital and strategic positioning in an effort to increase its valuation. Under the terms of the agreement, the Company agreed to issue 125,000 shares of the Company’s common stock on May 1, 2015, an additional 125,000 shares of common stock on January 15, 2016 and 125,000 stock options exercisable for five years from the issuance date. As of December 31, 2015, no shares were issued to the consultant. The Company recognized $1,250,000 of consulting expense during 2015 and 2016 related to the value of the shares earned, which was based on the estimated fair value of the stock as of December 31, 2015, based on the terms of a transaction which ultimately closed on February 22, 2016 by issuing 500,000 shares of its common stock, as there was no dis-incentive for non-performance. During 2016, the Company recognized $555,556 of consulting expense related to the issuance of the common stock and $138,802 related to the stock options. No additional expense was recorded for the year-ended December 31, 2017 for the common shares granted in connection with the strategic consulting agreement executed in March 2015. During the 2017, the Company recognized $6,397 of additional consulting expense related to the issuance of the common stock for the stock options as a result of the modification of the exercise price of the options from $2.60 per share to $0.10 per share.

On December 15, 2016, the Company issued a promissory note with the consultants of the strategic consulting agreement for $30,000. The interest is payable upon maturity of the note together with the principal amount of $30,000 on June 30, 2017. On January 24, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $30,000 to the same related party. On June 14, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $16,050 to the same related party. All three promissory notes accrue interest at 8% annually, mature on February 28, 2018 and can convert into common stock of the Company at $2.00 per share.

On March 5, 2017, the Company issued a promissory note with an aggregate principal amount of $10,000 to a related party. On May 15, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $10,000 to the same related party. On June 15, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $32,000 to the same related that is part of management of the Company. On July 25, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $3,000 to the same related that is part of management of the Company with the amended terms agreed to on August 1, 2017 per the modification agreement. The promissory notes accrue interest at an annual rate of 8%, mature on February 28, 2018 and can convert into common stock of the Company at $2.00 per share.

Note 11 – Subsequent Events

On March 22, 2018, the Board approved the modification of the conversion price for the promissory notes for the 2015 Note Holders, the 2016 Note Holder, 2017 Note B, 2017 Note C, 2017 Note D, 2017 Related Party Notes A, and 2017 Related Party Notes B conversion price from their original conversion price of either $3.00 or $2.00 per share to $1.25 per share. In exchange all the notes maturity dates will be extended through the closing of the merger agreement.

On March 26, 2018, the Company consummated the Merger with EnerJex contemplated by the Merger Agreement, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems, Inc. and the Company changed its name to “Eagle Aerial Systems, Inc.” The post-Merger company’s common stock commenced trading on the NYSE American under its new symbol “UAVS” on March 27, 2018.

Each share of common stock issued and outstanding and underlying options and warrants of the Company outstanding immediately prior to the Merger was exchanged for 1.66 shares of EnerJex common stock. As a result, at the effective time of the Merger (the “Effective Time”), 5,439,526 shares of the Company’s capital stock, representing all currently outstanding common shares and all other debt or equity securities convertible into common shares (except options and warrants as described below) were automatically converted into 7,949,837 shares of EnerJex common stock. In addition, at the Effective Time, 685,100 outstanding options and 500,000 warrants to purchase shares of the Company’s common stock were assumed by EnerJex and converted into 1,134,830 options and 828,222 warrants to purchase shares of common stock of EnerJex.

The Company has evaluated subsequent events through March 23, 2018, which is the date these financial statements were available for issuance.

20